As filed with the Securities and Exchange Commission on November 29, 2005
Registration Statement No. 333-125350
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-1
POST-EFFECTIVE AMENDMENT
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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Fonix Corporation
(Exact name of registrant as specified in its charter)

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DELAWARE 22-2994719
(State or other jurisdiction (I.R.S. Employer Identification No.)
of incorporation or organization)

9350 S 150 E, Suite 700
Salt Lake City, Utah 84070
(801) 553-6600
(Address, including zip code, and
telephone number, including area code,
of registrant's principal
executive offices)
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THOMAS A. MURDOCK
PRESIDENT, CEO
Fonix Corporation
9350 S 150 E, Suite 700
Salt Lake City, Utah 84070
(801) 553-6600
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)

COPY TO:
JEFFREY M. JONES, ESQ.
C. PARKINSON LLOYD, ESQ.
DURHAM JONES & PINEGAR, P.C.
111 EAST BROADWAY, SUITE 900
SALT LAKE CITY, UTAH 84111

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  from time to time after the effective date of this Registration Statement as determined by market conditions.

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     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)

under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) OF THE ACT, MAY DETERMINE.

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DEREGISTRATION OF SECURITIES

Fonix Corporation, a Delaware corporation (the "Company"), filed a registration statement on Form S-2 (File No. 333-125350)(the "Registration Statement") on May 31, 2005, which, following review by the Staff, was declared effective as a Form S-1 registration statement.

The purpose of this Post-effective Amendment to the Registration Statement is to terminate the Registration Statement and to deregister any remaining shares of the Company's Class A common stock, no par value, registered pursuant to the Registration Statement but not sold pursuant to the Registration Statement as of the date this Post-effective Amendment is filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on this 29th day of November, 2005.

                                  Fonix Corporation

                                  By: /s/ Thomas A. Murdock

                                     ---------------------------

                                  Thomas A. Murdock

                                  President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the 29th day of November, 2005.

Name

/s/ Thomas A. Murdock

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Thomas A. Murdock

President and Chief Executive Officer

/s/ Roger D. Dudley

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Roger D. Dudley

Vice President and Chief Financial Officer

/s/ William A. Maasberg, Jr.

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William A. Maasberg Jr.

Director

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